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                                                                    EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated August 29, 1997, accompanying the consolidated financial statements included in the Annual Report of Citadel Computer Systems, Incorporated on Form 10-KSB as of February 28, 1997. We hereby consent to the incorporation by reference of said report in the Registration Statements of Citadel Computer Systems, Incorporated (formerly LoneStar Hospitality Corporation) on Form S-8 (File No. 33-65189, No. 333-03291, and No. 333-15665 effective December 20, 1995, May 8, 1996, and
November 6, 1996, respectively).

GRANT THORNTON LLP

Dallas, Texas
October 17, 1997